Summary Financial Statements of FedEx Corporation

Set forth below are summary financial statements of the parent of the lessee of the FedEx properties included in the portfolio of American Realty Capital Properties, Inc. and American Realty Capital Trust III, Inc. on a pro forma basis. FedEx Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corporation are taken from such filings:

	Six Months Ended November 30, 2012 (Unaudited)	Year Ended
(Amounts in Millions)		May 31, 2012 (Audited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)
Statements of Operations Data
Revenues	$21,899	$42,680	$39,304	$34,734
Operating income	1,460	3,186	2,378	1,998
Net income	897	2,032	1,452	1,894

(Amounts in Millions)	November 30, 2012 (Unaudited)	May 31, 2012 (Audited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$31,312	$29,903	$27,385	$24,902
Long-term debt	2,241	1,250	1,667	1,668
Total common stockholders’ investment	15,543	14,727	15,220	13,811